Exhibit 99.3

PRESS RELEASE

TVN S.A.

166 Wiertnicza Str.

02-952 Warsaw, Poland

Tel. +48 22 856 60 60

Fax. +48 22 856 66 66

www.tvn.pl

www.prasa.tvn.pl

www.investor.tvn.pl

TVN Will Redeem The Full Outstanding Amount of 7.875% Senior Notes Due 2018 And Another 10% Of 7.375% Senior Notes Due 2020

Warsaw – October 16th, 2015

TVN will execute in the fourth quarter of 2015 a full early redemption of outstanding EUR 116.6 million of 7.875% Senior Notes maturing in 2018 and an early partial redemption of another EUR 43 million of 7.375% Senior Notes maturing in 2020.

TVN Finance Corporation III AB, a subsidiary of TVN S.A., issued today appropriate Notices of Redemption to the holders of the Senior Notes. The principal outstanding amount of the 7.875% Senior Notes is to be redeemed at price of 101.969% plus accrued but unpaid interest, while the 10% of issued principal amount of the 7.375% Senior Notes is to be redeemed at a redemption price of 103% plus accrued but unpaid interest. In both cases the redemption date is November 16th, 2015 and the record date for the purpose of this redemption is November 13th, 2015.

The redemption is financed from unsecured intercompany loan from the parent, which conditions have been subject to a fairness opinion.

Additional information available on: www.investor.tvn.pl

For further information please contact:

Tomasz Poźniak
Head of Investor Relations
( (+48 22) 856 66 14
mobile: (+48) 516 444 316
e-mail: t.pozniak@tvn.pl

           Press release TVN S.A.